EXHIBIT 10.79C

October 29, 2025

Rob Mellor

Chairman of the Board

Monro, Inc.

295 Woodcliff Drive

Fairport, New York 14450

United States

Re:Amendment 2 to Addendum 1 under the Agreement for Consulting Services

This letter is amendment 2 (“Amendment 2”) to Addendum 1 dated May 30, 2025, between AlixPartners, LLP (“AlixPartners”) and Monro, Inc. (the "Company”) issued under the Engagement Letter dated March 28, 2025 (the “Agreement”). Unless otherwise modified herein, the terms and conditions of the Addendum and the Agreement remain in full force and effect. Capitalized terms not otherwise defined herein shall have the meaning given to them in Addendum 1 or the Agreement, as applicable.

Amendment

The Parties wish to extend the time period for performance of the scope of work set forth in Addendum 1, as well as amend the fees associated with such scope.

The Parties agree to amend Addendum 1 as follows, effective as of November 2, 2025:

1.	The term of Addendum 1 shall be extended to December 27, 2025.

2.	AlixPartners will continue to perform the Implementation with a focus on two primary areas:

•

Embedding Capabilities and Transitioning Tools:  AlixPartners will work closely with the management and appropriate function and support team members to transition and hand-off tools, processes, and documentation developed and utilized during the engagement, including:

o	Pricing and promo tools

o	CLV and customer segmentation models

o	Demand forecasting tool

o	DM Toolkit

o	Capacity unlock tool

•	Supporting Revenue Acceleration Efforts: AlixPartners will support the management team in efforts to accelerate near-term revenue growth, focused primarily on the following initiatives:

o	Improving the effectiveness of CRM and customer activation through better targeting approaches and more compelling offers

o	Improving the capture rate on post-service follow up on declined services, including new approach on outbound calling

EXHIBIT 10.79C

o	Expansion of current customer acquisition efforts through paid media to additional stores

o	Refining pricing strategies in tires and brakes

o	Roll out of DM toolkit, including training and on-going support for DMs in using the tool

3.	The Fees for the extension of work shall be as follows: $275,000 per week

If work is required beyond December 27, 2025, the parties will mutually agree to a fee structure for the additional work.

* * *

If these terms meet with your approval, please sign and return a copy of this Amendment 2.

We look forward to working with you

Sincerely yours,

/s/ Gaurav Chhabra	/s/ Arun Kumar	/s/ Jeremy Lambert
Gaurav Chhabra	Arun Kumar	Jeremy Lambert
Partner & Managing Director	Partner & Managing Director	Partner

For and on behalf of AlixPartners, LLP

Agreement and acceptance confirmed

By: /s/ Robert E. Mellor
Its: Chairman
Dated: 11/10/2025
For and on behalf of Monro, Inc.